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                                                                  Exhibit 10.44

                               PROMISSORY NOTE


                                                        Principal Amount
                                                        $15,000,000.00


THIS NOTE (AS AMENDED OR MODIFIED FROM TIME TO TIME, THIS "NOTE") HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE REPRESENTS THAT IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a) OF REGULATION D UNDER THE ACT AND THAT THIS
NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY FOR OTHERS FOR INVESTMENT AND NOT WITH A VIEW TO ANY RESALE OR DISTRIBUTION HEREOF (SUBJECT, HOWEVER, TO ANY RIGHT TO RESELL OR OTHERWISE TRANSFER THIS NOTE TO A QUALIFIED INSTITUTIONAL BUYER (A "QUALIFIED INSTITUTIONAL BUYER") AS DEFINED IN RULE 144A UNDER THE ACT ("RULE 144A") IN A TRANSACTION WHICH MEETS THE REQUIREMENTS OF RULE 144A) AND AGREES THAT ANY RESALE OR OTHER TRANSFER OF THE NOTE WILL BE MADE ONLY (A) DIRECTLY TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION APPROVED BY THE COMPANY, OR
(B) TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION WHICH MEETS THE REQUIREMENTS OF RULE 144A; PROVIDED THAT THE AGREEMENT OF THE HOLDER IS SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE HOLDER'S PROPERTY SHALL AT ALL TIMES BE AND REMAIN WITHIN ITS CONTROL. ANY RESALE OR OTHER TRANSFER OR ATTEMPTED RESALE OR OTHER TRANSFER OF THIS NOTE MADE WITHOUT THE APPROVAL OF THE COMPANY, EXCEPT IN THE CASE OF A RESALE OR OTHER TRANSFER MADE TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION WHICH MEETS THE REQUIREMENTS OF RULE 144A, SHALL BE VOID AND WILL NOT BE RECOGNIZED BY THE COMPANY.

Index Maturity          Initial Interest Rate           Original Issue Date
- --------------          ---------------------           -------------------
 Three month                   6.6375%                      May 1, 1995


   Spread                     Base Rate                    Maturity Date
   ------                     ---------                    -------------
45 basis points               USD LIBOR                     May 1, 1998


 Interest Payment Dates                                 Interest Reset Dates
 ----------------------                                 --------------------
 8/1/95; 11/1/95; 2/1/96;                              8/1/95; 11/1/95; 2/1/96;
 5/1/96; 8/1/96; 11/1/96;                              5/1/96; 8/1/96; 11/1/96;
  2/3/97; 5/1/97; 8/1/97;                               2/3/97; 5/1/97; 8/1/97;
11/3/97; 2/2/98 and 5/1/98                               11/3/97; and 2/2/98



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For value received, Foothill Capital Corporation, a California corporation (the
"Company"), promises to pay to the order of Bank of America National Trust and Savings Association (the "Noteholder") the principal amount of $15,000,000.00 on the Maturity Date specified above, and to pay interest in arrears on each date specified above under the caption "Interest Payment Dates" and on the Maturity Date (each an "Interest Payment Date") on the unpaid principal amount hereof at the variable rate per annum (the "Interest Rate") equal to the Base Rate specified above (the "Base Rate") plus the applicable Spread until the principal amount hereof is repaid in full; provided, however, that the Interest Rate in effect from the Original Issue Date specified above (the "Original
Issue Date") to the first of the Interest Reset Dates specified above (each an "Interest Reset Date") will be the Initial Interest Rate specified above (the "Initial Interest Rate"); and provided, further, that if an Interest Payment Date is not a Business Day (as defined below), such Interest Payment Date shall be the immediately following Business Day. If any principal amount hereof is not paid when due (at the stated maturity, by acceleration or otherwise) such principal amount shall bear interest until payment in full thereof (after as well as before judgment) at a rate per annum 2.00% above the London
Interbank Offering Rate for each day until payment in full thereof.

Payments of principal and interest shall be made in U.S. dollars, the lawful currency of the United States of America. Payments of principal and interest hereunder shall be made by the Company to the Noteholder, in immediately available funds, via wire transfer by the close of business on the date such payment is due. Principal and interest due under this Note on the Maturity Date will be paid upon the Noteholder's presentation and surrender of the Note to the Company.

For the purposes of this Note, "Business Day" means any day other than a Saturday or Sunday on which the Noteholder is open for business in California, New York and London and dealing in Offshore Dollars. If the Maturity Date specified above is not a Business Day, the Maturity Date will be the immediately following Business Day.

The interest payable on each Interest Payment Date will equal the total accrued and unpaid interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. The amount of accrued interest for any day will equal the product of (i) the outstanding principal amount of this Note as of the end of such day, and (ii) the Interest Rate applicable to such day divided by 360 (rounded, if necessary, to the next nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upward). The Interest Rate in effect on any day shall be (a) if such day is an Interest Reset Date, the sum of the Base Rate for such Interest Reset Date and the Spread or (b) if such day is not an Interest Reset Date, the sum of the Base Rate for the immediately preceding Interest Reset Date and the Spread; provided, however, that the Interest Rate in effect from the Original Issue Date to, but excluding the first Interest Reset Date will be the Initial Interest Rate.



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Subject to applicable provisions of law and except as specified herein, on each
Interest Reset Date, the Interest Rate and the Base Rate shall be reset in accordance with the provision below:

        The "USD LIBOR" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Noteholder as of the first day of the interest period.)

                                London Rate
        USD LIBOR =     ---------------------------
                        (1.00 - Reserve Percentage)

Where,

        (i) "London Rate" means the interest rate (rounded upward to the nearest 1/16th of one percent) at which the Noteholder's London Branch, London, Great Britain, would offer U.S. Dollar deposits for the applicable interest period to other major banks in the London inter-bank market at approximately 11:00 a.m. London time two (2) banking days before the commencement of the interest periods.

        (ii) "Reserve Percentage" means the total of maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

Each prepayment of a LIBOR Rate portion, whether voluntarily, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled Interest Payment Date for such amount as required by this Note. The prepayment fee shall be equal to the amount (if any) by which:

        (i) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

        (ii) the interest which would have been recoverable by the Noteholder by placing the amount prepaid on deposit in the London inter-market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion (or the scheduled payment date for the amount prepaid, if earlier).

Representations and Warranties

The Company represents and warrants that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and


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is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its respective business requires such qualification; (ii) the execution, delivery and performance of this Note by the Company is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene its charter or by-laws, any law, rule or regulation applicable to it or any contractual restriction binding on or affecting it; (iii) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for its due execution, delivery and performance of this Note; (iv) this Note constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms;
(v) there is no pending or threatened action or proceeding affecting the Company other than that which has already been disclosed before any court, governmental agency, or arbitrator which may materially adversely affect the financial condition, operations or prospects of the Company, taken as a whole, or which questions the validity of this Note; and (vi) it is not an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

Limitation on Liens

The Company shall not at any time create, incur, assume or suffer to exist any lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except as expressly defined in Exhibit A to this note. Capitalized terms used in Exhibit A shall have the respective meanings assigned to such terms in the Multiyear Revolving Credit Facility, dated as of June 30, 1994 among Foothill Capital Corporation and the banks named therein.

Events of Default

The occurrence of one or more of the following events shall be an "Event of Default": (i) a default in payment of interest when due and payable which continues for a period of five Business Days or a default in payment of principal upon maturity; (ii) any representation or warranty made by the Company herein proves to have been incorrect in any material respect when made;
(iii) a failure by the Company to comply with any of its other covenants or agreements under this Note which continues for a period of 30 days after notice to it by the Noteholder; (vi) the Company fails to repay at maturity, after any applicable grace period, any indebtedness for borrowed money (other than indebtedness for borrowed money that is specifically stated to be non-recourse to the Company, as the case may be), in an aggregate principal amount exceeding $10 million; (v) any default(s) under any indenture, loan, credit agreement or other instrument under which there is outstanding indebtedness of the Company for borrowed money (other than indebtedness for borrowed money that is specifically stated to be non-recourse to the Company, as the case may be) in an aggregate principal amount exceeding $10 million has (or have) occurred and is (or are) continuing and such indebtedness has been accelerated so that it has been declared due and payable in full prior to its stated maturity, and such acceleration shall not be rescinded or annulled; provided, however, that if such default(s) shall be remedied or cured by the Company, as the case may be, or waived by the holders of such indebtedness, then the default under this Note by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of this Noteholder; or
(vi) the Company (a) becomes insolvent or admits in writing its inability to pay its debts as they mature or (b) applies for, consents to, or acquiesces in the appointment of a trustee or receiver for any of its property; or, in the absence of such


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application, consent or acquiescence, a trustee or receiver is appointed for the Company for a substantial part of its property and is not discharged within 30 days; or (c) becomes subject to any bankruptcy, insolvency, dissolution or liquidation law or proceedings (x) instituted against the Company and which remain for 30 days undismissed, or (y) instituted by, consented to or acquiesced in by the Company.

Upon the occurrence of any Event of Default described in the preceding paragraph, the principal of, and interest on, this Note and all other sums due hereunder shall immediately be due and payable and upon the occurrence of any other Event of Default, the Noteholder, at its option, may declare the principal of, and interest on, this Note and all other sums due hereunder immediately due and payable. Upon an acceleration of the payment of this Note as provided in the previous sentence, the indebtedness hereunder shall immediately become due and payable without necessity of demand, presentment, protest, notice of dishonor, notice of default or any other notice whatsoever. The Noteholder shall be entitled at its option to exercise each and every remedy accorded it by law and/or specifically set forth in this Note.

The Company expressly waives demand for payment, presentment for payment, notice of dishonor, notice of default, protest, notice of protest, and diligence in collection and consents that the time of payment may be extended or released by the Noteholder without in any way modifying, releasing or limiting the Company's liability hereunder.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.


FOOTHILL CAPITAL CORPORATION

By: /s/ KENT W. DAHL
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                                  Exhibit A


                (a) Liens on Property existing on May 1, 1995 which secure Indebtedness in an aggregate amount of less than $100,000;

                (b) Liens constituting renewals, extensions or replacements of Liens permitted by clause (a) above, provided that the principal amount of the Indebtedness secured by any such new Lien does not exceed the principal amount of the Indebtedness being renewed, extended or refunded at the time of renewal, extension or refunding thereof and that such new Lien attaches only to the same property subject to such earlier Lien;

                (c) Liens securing taxes, assessments or governmental charge or levies, or the claims or demands of materialmen, mechanics, carriers, workmen, repairmen, warehousemen, landlords, and other like Persons, not yet delinquent or that are being contested diligently in good faith by appropriate proceedings and in respect of which adequate reserves in conformity with GAAP have been provided on the books of the Company or the applicable Subsidiary thereof;

                (d) other Liens (including pledges or deposits in accordance with worker's compensation laws); incidental to the conduct of its business or the ownership of its property and assets, that are not incurred in connection with the borrowing of money or the obtaining of advances or credit, and that in the aggregate do not detract materially from the value of its property or assets, or materially impair the use thereof in the operation of its business;

                (e) attachment, judgment and other similar Liens arising in connection with court proceedings, provided that execution or other enforcement of such Liens is effectively stayed, the claims secured thereby are being contested diligently in good faith by appropriate proceedings and adequate reserves in conformity with GAAP have been provided on the books of the Company or the applicable Subsidiary thereof;

                (f) purchase money Liens on tangible personal property securing all or part of the purchase price thereof payable by the Company or a Subsidiary thereof (including, without limitation, tangible personal property acquired to be leased to customers of the Company or any Subsidiary thereof in the ordinary course of business) and Liens (whether or not assumed) existing in property at the time of purchase thereof by the Company or any Subsidiary thereof, as the case may be; provided that each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof;


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                (g)     zoning restrictions, easements, minor restrictions on
the use of real property, minor irregularities in title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, the Company or any Subsidiary thereof;

                (h) Liens on assets of the Company acquired by the Company as a result of foreclosures or deeds in lieu relating to collateral securing extensions of credit by the Company made in the ordinary course of business; provided, that in each such case such Lien is limited to such acquired asset; and

                (i)     Liens (exclusive of those described in subparagraphs
(a) through (h) above) that secure or represent the incurring of Indebtedness the repayment of which in the aggregate for the Company and its Subsidiaries does not exceed $100,000 per fiscal year of the Company.

In no event shall the terms in this Exhibit be construed to permit any Lien imposed by, or required to be granted pursuant to, ERISA or any environmental law or any Lien on Capital Interests of any direct or indirect Subsidiary of the Company.



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